As filed with the Securities and Exchange Commission on June 4, 2008
Registration No. ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S1
Amendment 3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Recipe Kits, Inc.
(Name of small business issuer in its charter)

Nevada	5141	20-5886712
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

14145 Proctor Ave. Suite 14 City of Industry, CA 91746 (626)336-8684
(Address and telephone number of Registrant's principal executive offices)
14145 Proctor Ave. Suite 14 City of Industry, CA 91746 (626)336-8684
(Address of principal place of business or intended principal place of business)
Wendy Miller, Esq. 2549B Eastbluff Dr # 437 Newport Beach, CA 92660 (949) 400-8913
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock 4,000,000 shares(1)	$400,000	$0.10(2)	$400,000	$15.72

(1) 2,014,000 shares out of 4,000,000 shares eligible for sale are being sold by selling shareholders. These shares were sold to these shareholders in the Registrant's May 2007 private placement. The Registrant is offering for sale the remaining 1,986,000.

(2)     Represents the initial fixed price per share for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Act"). This is a bona fide estimate of the maximum offering price based, in part, on the last private sale of the Registrant's securities and calculations determined by management. If our shares are listed on the OTCBB, the Registrant will file a post-effective Amendment to this registration statement to reflect that the shares offered hereby may be sold at prices relating to the prevailing market prices, at privately negotiated prices or through a combination of such methods, which may change from time to time and from offer to offer.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION - June 4, 2008

PROSPECTUS

4,000,000 Shares
of
Common Stock

RECIPE KITS, INC.

This prospectus relates to the public offering ("Offering") of 2,014,000 shares of our common stock which were sold to investors in a May 2007 private equity offering believed to be exempt from registration pursuant to Regulation "S" and 1,986,000 shares to be offered by the Company for an aggregate of 4,000,000 shares of Common Stock (the "Shares"). The Shares will be offered from time to time for the account of the stockholders identified in the "Selling Stockholders" section of this prospectus as well as for the Company. We intend to seek a listing of our Common Stock on the Over-The-Counter Bulletin Board ("OTCBB"), which is maintained by the Financial Institutions National Regulatory Authority. Until such time, if ever, that our Common Stock is listed on the OTCBB, or otherwise traded, the Shares sold by the Company or Selling Stockholders may only be sold at an initial fixed price of $.10 per share. If our shares are listed on the OTCBB we will file a post-effective amendment to this registration statement to reflect that the Shares offered hereby may be sold at prices relating to the prevailing market prices, at privately negotiated prices or through a combination of such methods, which may change from time to time and from offer to offer.

These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 4, 2008

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The Shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Registration Statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any prospectus supplement. We and the selling stockholder have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

PROSPECTUS SUMMARY

Use of Names

  Throughout this prospectus, the terms "we," "us," "our", "issuer", "registrant" and "our company" refers to Recipe Kits, Inc. ("RKI" or the "Company").

  Our Company

Recipe Kits, Inc. ("RKI", the "Company", "we" or "us") was formed on October 10, 2006. We have not generated any revenue to date and we are a development stage company. We intend to provide prepackaged kits containing all of the requisite ingredients necessary to prepare a variety of recipes. To the extent that we can package ingredients without compromising quality, freshness and taste, we expect to offer poultry, fish, meat and vegetarian dishes as well as fruit and other items. Depending upon consumer preferences we expect to emphasize the nutritional aspects of freshly prepared, nutritious food to health conscious consumers. Each kit will include every single ingredient (except for water) required for a particular recipe, in the exact quantities specified for the recipe. The ingredients will be cleaned and/or peeled as necessary, cut according to specifications (sliced, diced, julienne) and individually vacuum packed. All ingredients will be prepared fresh, with no preservatives. The fact that all ingredients are provided in separate individual bags allows a prospective customer to vary and modify the recipe according to their taste: for example, hold some of the salt, for a low-sodium result, or omit some of the spices. In the initial phase of our marketing, it is our intention to market our kits to guests at extended stay hotels and timeshares, followed by distribution through membership warehouses and ultimately to deliver our kits to consumer's homes nationwide with internet ordering.

Our Facilities

  Our corporate offices are located at 14145 Proctor Avenue Suite 14 City of Industry, California 91746. We have made arrangements with a local restaurant located in Southern California so as to utilize their kitchen facilities, equipment and refrigerated storage capacity for purposes of packaging and preparing our products in accordance with state and federal regulatory requirements. We are negotiating a contract with the purveyors of this restaurant which would afford us the use of their facilities in exchange for a revenue sharing compensation plan such that they would be entitled to a percentage of each unit we sell. (At this time we have not finalized these negotiations) Alternatively, we would consider opening our own small restaurant or grocery store as a base from which to prepare our recipe kits. Our telephone number is 626-336-8684. Our principal website may be found at www.recipekits.com.

Shares Offered Hereby

A total of 4,000,000 shares shall be offered consisting of 2,014,000 shares offered by existing shareholders and 1,986,000 shares offered by the Company. During the month of May 2007, we sold 2,014,000 Shares of our common stock at a purchase price of $.05 per share or an aggregate of $100,700 pursuant to Regulation "S" ("May 2007 private placement"). This is the initial Registration Statement of the Company and is for the purpose of allowing non-affiliated selling stockholders who purchased shares in the May 2007 private placement to resell their Shares at their own discretion and there are no past transactions of this kind. No founders' shares are being registered for resale. The selling stockholders are people known or related to the Company and its Management or people doing business with the Company. The principal reason that shares were sold to friends, business associates and relatives of the Company's founders is that those were the persons that such founders felt would be willing to make a nominal investment for their shares. The Company shall receive no consideration, directly or indirectly, in connection with the future sale of the Shares registered under this Registration Statement by selling stockholders. If we sell all of the 4,000,000 shares to be registered hereby, or more specifically all 1,986,000 shares being offered by the Company, at a selling price of $0.10 per share, then we expect to receive proceeds in the amount of $198,600. In order for the Company to receive proceeds a current prospectus must be in effect. The costs of registering the Shares and other costs relating to the Offering are approximately $40,360 assuming a maximum amount of commissions of $19,860 is paid by the Company.

  Summary Financial Information

The following summary financial information is derived from the more detailed audited financial statements and the notes to those statements appearing at the back of this prospectus. You should read those financial statements and notes for a further explanation of the financial data summarized below.

Balance Sheet Data	March 31, 2008	September 30, 2007
Total Current Asets	73,481	85,414
Total Fixed Asets	5,716	6,596
Total Other Asets	1,500	1,500
Total Asets	$80,697	$93,510

Total Current Liabilities	750	-

STOCKHOLDERS' EQUITY

Total Stockholders' Equity	79,947	93,510

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$80,697	$93,510

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Operations Data:	For the Six Months Ended March 31, 2008	From Inception on October 10, 2006 Through September 30, 2007	From Inception on October 10, 2006 Through March 31, 2008

REVENUES	$-	$-	$-
OPERATING EXPENSES
Depreciation expenses	880	244	1,124
General and administrative expenses	13,645	20,121	33,766
Total Operating Expenses	14,525	20,365	34,890
INCOME (LOSS) FROM OPERATIONS	(14,525)	(20,365)	(34,890)
OTHER EXPENSES
Depreciation	962	1,175	2,137
Total Other Expenses	962	1,175	2,137
NET LOSS	$(13,563)	$(19,190)	$(32,753)
BASIC LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,014,000	5,014,000

RISK FACTORS

You should carefully consider the risks and uncertainties described below before you decide to buy our securities. While these are all known material risks and uncertainties we face, you should know that they are not the only ones facing us. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In these circumstances, the value of our Securities could decline, and you could lose all or part of the money you paid to buy our securities. An investment in the securities offered hereby involves a very high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. The following factors, in addition to those discussed elsewhere in this document, should be considered carefully in evaluating the Company and its business. The order of presentation of each risk factor is not indicative of the relative importance of such factor.

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for immediate liquidity in their investments and who can afford to lose their entire investment. Prospective investors should carefully consider the following risk factors:

FORWARD LOOKING STATEMENTS

PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT SEVERAL FACTORS GOVERN WHETHER ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN WILL, OR CAN BE, ACHIEVED. ANY ONE OF THOSE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER

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MATERIALLY FROM THOSE PROJECTED HEREIN.
THESE FORWARD-LOOKING STATEMENTS INCLUDE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, INCLUDING PLANS AND OBJECTIVES RELATING TO THE PRODUCTS AND THE FUTURE ECONOMIC PERFORMANCE OF THE COMPANY. ASSUMPTIONS RELATING TO THE FOREGOING INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS, FUTURE BUSINESS DECISIONS, AND THE TIME AND MONEY REQUIRED TO SUCCESSFULLY COMPLETE DEVELOPMENT PROJECTS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY, AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THOSE ASSUMPTIONS COULD PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE RESULTS CONTEMPLATED IN ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL BE REALIZED. BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS, THE IMPACT OF WHICH MAY CAUSE THE COMPANY TO ALTER ITS MARKETING, CAPITAL EXPENDITURE PLANS OR OTHER BUDGETS, WHICH MAY IN TURN AFFECT THE COMPANYS RESULTS OF OPERATIONS IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN. THE INCLUSION OF ANY SUCH STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES OR PLANS OF THE COMPANY WILL BE ACHIEVED.

We are a development stage company and may never be able to effectuate our business plan

Although we have begun initial planning for the development of our initial line of food products, we may not be able to successfully effectuate our business plan until and unless we are successful in raising funds in this offering. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

We expect losses to continue in the future because we have no revenue to offset losses

We have incurred net losses since inception. Management believes that the gross proceeds generated from this offering will be sufficient to continue our planned activities for no more than 12 months after the offering. However, we expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and the marketing and sales of our products and future revenue may not be sufficient to break even or secure profitability. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate

The Company has incurred a net loss since inception. We believe that the funds we currently have on hand together with the proceeds we might raise in this offering will be sufficient to continue our planned activities for the next 12 months. However, we anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result

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should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company. Our auditors have expressed their doubt as to our ability to continue as a going concern.

Participation is subject to risks of investing in micro capitalization companies

The Company believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Investors cannot withdraw subscription funds once accepted and will not receive a refund of their investment monies.

Investors do not have the right to withdraw subscription proceeds accepted by the Company. Subscription payments will be released to the Company immediately. Therefore, once an investment is made, investors will not have the right to return of such funds.

Our Management team has little or no experience in the pre-packaged food industry and we may have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Due to a lack of significant experience, our management team may make wrong decisions and choices regarding product development and marketing/sales and may not take into account standard managerial approaches which food distribution companies commonly use. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

We may never be able to achieve sales revenues sufficient to become profitable

There can be no assurance that our products will achieve a level of market acceptance that will be profitable for us.
We believe that the acceptance of our products will depend on our ability to:

  Produce quality products;
  Effectively market our products;
  Provide high quality customer support;
  Price and sell the products in a manner that is appealing to potential customers;
  Develop and maintain a favorable reputation among our customers, potential customers, and key businesses that would promote our products; and
  Have the financial ability to withstand downturns in the general economic environment or conditions that would slow sales of our products.

We face intense competition from other businesses that currently market and sell pre-packaged food products in our selected format.

Competition will come not only from those who deliver their products through traditional retail establishments but also from those who deliver their products through the internet. The competitors will have longer

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operating histories, greater brand recognition, larger marketing budgets and installed customer bases. In addition, these companies are able to field full-time, directly employed sales personnel to better cover certain markets and customers. They can also invest greater resources in the development of new product lines which will allow them to react to market changes faster, putting us at a possible competitive disadvantage. Competition in the market may also prevent the increase in price of products that may be necessary to offset rising costs of doing business and the continued development of the organization and its products could be delayed or deferred.

Exposure to Potential Litigation.

If we utilize our web site, as we plan to do, online access through company-operated web sites requires careful consideration of the future legal and regulatory compliance. We will need sufficient security measures to protect information and preserve the privacy of our customers.

The packaged food industry is highly competitive.

The packaged food industry is highly competitive. Numerous brands and products, including private label products, compete for shelf space and sales, with competition based primarily on product quality, convenience, price, trade promotion, brand recognition and loyalty, customer service, effective consumer advertising and promotional activities and the ability to identify and satisfy emerging consumer preferences. We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. Many of these competitors have multiple product lines, substantially greater financial and other resources available to them and may have lower fixed costs and/or are substantially less leveraged than our company. If we are unable to continue to compete successfully with these companies or if competitive pressures or other factors cause our products to lose market share or result in significant price erosion, our business, financial condition, results of operations or liquidity could be materially and adversely affected.

We are vulnerable to fluctuations in the supply and price of raw materials and labor, manufacturing and other costs, and we may not be able to offset increasing costs by increasing prices to our customers.

We will purchase agricultural products, meat and poultry, other raw materials and packaging supplies from growers, commodity processors, other food companies and packaging manufacturers. While all such materials are available from numerous independent suppliers, raw materials and packaging supplies are subject to fluctuations in price attributable to a number of factors, including changes in crop size, federal and state agricultural programs, export demand, energy and fuel costs, weather conditions during the growing and harvesting seasons, insects, plant diseases and fungi. Although we will enter into advance commodities purchase agreements from time to time, these contracts will not protect us from all increases in raw material costs. In addition, the cost of labor, manufacturing, energy, fuel, packaging materials, pork and chicken and other costs related to the production and distribution of our food products have risen in recent years, and we believe that they may continue to rise in the foreseeable future. If the cost of labor, raw materials or manufacturing or other costs of production and distribution of our food products continue to increase, and we are unable to fully offset these increases by raising prices or other measures, our profitability and financial condition could be negatively impacted.

We may be unable to anticipate changes in consumer preferences, which may result in decreased demand for our products.

Our success depends in part on our ability to anticipate and offer products that appeal to the changing tastes, dietary habits and product packaging preferences of consumers in the market categories in which we compete. If we are not able to anticipate, identify or develop and market products that respond to these changes in consumer preferences, demand for our products may decline and our operating results may be adversely affected. In addition, we may incur significant costs related to developing and marketing new products or ex-

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panding our existing product lines in reaction to what we perceive to be increased consumer preference or demand. Such development or marketing may not result in the volume of sales or profitability anticipated.

Our operations are subject to numerous laws and governmental regulations, exposing us to potential claims and compliance costs that could adversely affect our business.

Our operations are subject to extensive regulation by the United States Food and Drug Administration (FDA), the United States Department of Agriculture (USDA) and other national, state and local authorities. For example, we are subject to the Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging and safety of foods. Under this program the FDA regulates manufacturing practices for foods through its current good manufacturing practices regulations and specifies the recipes for certain foods. Furthermore, our processing facilities and products are subject to periodic inspection by federal, state and local authorities. Any changes in these laws and regulations could increase the cost of developing and distributing our products and otherwise increase the cost of conducting our business, which would adversely affect our financial condition and results of operations. In addition, failure by us to comply with applicable laws and regulations, including future laws and regulations, could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our business, financial condition, results of operations or liquidity.

The company must identify changing consumer preferences and develop and offer food products to meet their preferences.

Consumer preferences evolve over time and the success of the companys food products depends on the companys ability to identify the tastes and dietary habits of consumers and to offer products that appeal to their preferences. The company introduces new products and improved products in all of its business segments from time to time and incurs significant development and marketing costs. If the companys products fail to meet consumer preference, then the companys strategy to grow sales and profits with new products will be less successful.

If the company does not achieve the appropriate cost structure in the highly competitive food industry, its profitability could decrease.

Our success depends in part on its ability to achieve the appropriate cost structure and be efficient in the highly competitive food industry. The company is currently implementing profit-enhancing initiatives that impact its marketing, sales, operations and information systems functions. These initiatives include: elimination of duplicative costs and overhead; consolidation of selected plants and support functions; efforts to streamline and improve our ability to do business with its customers, distributors and brokers; and realignment of business organizations. If the company does not continue to manage costs and achieve additional efficiencies, its competitiveness and its profitability could decrease.

The company may be subject to product liability claims and product recalls, which could negatively impact its profitability.

The company intends on selling food products for human consumption, which involves risks such as product contamination or spoilage, product tampering and other adulteration of food products. The company may be subject to liability if the consumption of any of its products causes injury, illness or death. In addition, the company will voluntarily recall products in the event of contamination or damage. In case the company would be involved in a lawsuit relating to its food products a significant product liability judgment or a widespread product recall may negatively impact our profitability for a period of time depending on product availability, competitive reaction and consumer attitudes. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that company products caused illness or injury could adversely affect our reputation with existing and potential customers and its corporate and brand image.

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Reliance upon key personnel and necessity of additional personnel

The Company is largely dependent upon the personal efforts and abilities of existing management and staff. The success of the Company will also be largely dependent upon the ability of the Company to continue to attract quality management and employees to help operate the Company as its operations may grow. The loss of any key personnel, as well as the inability to attract experienced individuals as required in the future, could have a material adverse effect on our future results of operations.

Our management owns a significant amount of our outstanding common stock

The officers, directors, and control persons of the Company, as a group, own much of our outstanding common stock and can exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership significantly limits the power to exercise control by the minority shareholders who purchase Shares in this Offering.

Management has broad discretion with respect to the application of the net proceeds from the Offering

Although a portion of the net proceeds of this Offering are for specific uses, the balance will be available for working capital and general corporate purposes. See "Use of Proceeds" on page 35. Therefore, the application of the net proceeds of this Offering is substantially within the discretion of management. Investors will be relying on the Company's management and their business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this Offering will result in the Company achieving its financial and strategic objectives.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of $0.10 per share of common stock was arbitrarily determined by the Company and is unrelated to any specific investment criteria, such as the assets or past results of the Companys operations. In determining the Offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, and the Company's anticipated results of operations and the likelihood of acceptance of this Offering. Prior to purchasing shares, prospective investors are urged to review all financial and other information contained in this Offering with qualified persons to determine whether the investment is suitable.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not specifically based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against a company following periods of volatility in the market price of its securities. If instituted against us, regardless of the outcome, such litigation could result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

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The Company does not plan to pay dividends in the foreseeable future, thus investors will need to sell the Shares purchased in the Offering to realize a return on their investment

The Company intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

Tax Risks

Before making a decision to invest in the Company, each investor should assess the tax risks and its willingness and ability to comply with ongoing tax obligations pursuant to the relevant national regulatory regime or tax treaty(s).

Possible Changes to the Income Tax Treaties

Prospective investors should be aware that, to the extent that a tax treaty exists as between the United States and any foreign jurisdiction, such a treaty may be amended or changed in the future a manner resulting in adverse consequences.

The shares being offered directly by us are offered without any requirement for a minimum amount of shares to be sold. Accordingly, there is no guarantee that we will be successful at raising enough funds to effectuate our business with the proceeds of this offering.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment.

FINRA sales practice requirements may limit a stockholders ability to buy and sell our stock

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the

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common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholders' ability to resell shares of our common stock at all or at current market prices, which could increase a stockholders' risk of losing some or all of their investment.

Our stock is a penny stock. Trading of our stock may be restricted by SEC penny stock regulations and FINRA sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Securities purchased in this offering may be subject to possible future dilution

We are presently authorized to issue up to 75,000,000 shares of common stock without further shareholder approval. Presently, there are 5,014,000 shares issued and outstanding. If the maximum offering is successfully completed, there will be 7,000,000 shares issued and outstanding. Accordingly, we can issue, at any time(s), up to an additional 67,000,000 shares of common stock, possibly for nominal consideration, without shareholder approval. This would result in the proportionate dilution of the equity and voting positions of the then existing shareholders.

We have limited control over the price and supply of raw materials.

We rely on numerous raw materials, such as meat, seafood, vegetables, flour, cheese and sugar to manufacture our products. We have no purchase contracts or principal suppliers. Even though the markets for these commodities are currently stable and we know of no imminent change in the supply of any such commodity, we cannot assure you that there will be no fluctuations in the price and supply of these raw materials in the future. Any increase in price or shortage of raw materials would have a material adverse effect on our business, results of operations and financial condition.

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Our ability to sell our products depends on the reliability of the networks and services and efforts of third party distributors.

We are likely to rely on retailers, such as supermarkets, specialty gourmet stores and club stores, to sell our products. The success of our business depends in part upon the maintenance of a strong distribution network. We intend to distribute our products both directly to retailers under our own label and perhaps indirectly to major club stores and retailers under future possible co-packing arrangements. There can be no assurance that we will be able to obtain additional co-packing or distribution agreements or arrangements in the future on satisfactory terms or in a timely manner. Inability to enter into satisfactory co-packing or distribution arrangements may inhibit our ability to implement our business plan or to establish markets necessary to develop our products successfully.

We do not yet own any registered trademarks, and there is no guarantee that the validity of the trademarks we may seek will not be challenged.

We do not own any registered trademarks and service marks at this time. We will attempt to register brand name, logo and other marketing indicia with the United States Patent and Trademark Office when deemed appropriate. There is no assurance that the registration will be accepted or that it will not be challenged by third parties. A finding of trademark infringement by a court or regulatory agency may result in an injunction or monetary damages and may have an adverse effect on our business, results of operations and financial condition.

We rely on a number of key personnel who could be difficult to replace.

Our success depends largely upon the continued services of our executive officers, key management and other personnel. If we lose the services of one or more of our current executive officers or other key employees, it could have a material adverse effect on our business, results of operations and financial condition. Our officers and directors do not possess significant experience specific to packaged food products and related services. Our success is likely to depend on their ability to successfully run our company and may require the retention of other employees with specific skills or experience.

Our operations are subject to numerous governmental regulations and any failure of compliance would increase our costs and limit our operations

The manufacturing or processing of food products in the United States is subject to stringent government regulations. Some of the regulations affecting the manufacturing/processing of our products are:

  Environmental Protection Act, for environmental pollution, labeling, sanitary conditions and product contamination;
  the Occupational Safety and Health Act, for equipment and work area safety; and
  the Federal Food, Drug and Cosmetic Act, for labeling, sanitary conditions and product contamination.
  U.S. Food and Drug Administration ("FDA") electronic registration system for food facilities, promulgated under Public Health Security and Bioterrorism Preparedness and Response Act of 2002

In the United States, the Food Safety and Inspection Service, or FSIS, requires that all federally inspected meat and poultry plants producing in the United States or importing into the United States adopt Hazard Analysis and Critical Control Points, or HACCP, systems. These systems include science-based process controls to prevent and reduce the significant food safety hazards that may arise in a plant's particular processes and products. Implementation of the HACCP certification is mandatory for all federally registered establishments. We may be subject to certification.

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We cannot assure you that we will be able to obtain or maintain all regulatory approvals, such as HACCP certification, for any of our products. If any of our products fails to obtain or maintain requisite governmental approvals, it will delay or preclude us from manufacturing or marketing our products. Furthermore, we cannot predict the impact of possible changes that may be required in response to future legislation, rules or inquiries made from time to time by governmental agencies. Government regulations may affect our ability to develop or market new products.

Any quality control problems with regard to our products could result in losses.

We will establish stringent quality control guidelines for our production staff. However, if an employee does not follow proper production procedures, or violates acceptable food industry health standards, we may receive a significant amount of negative publicity surrounding our products, sales of our products may suffer and we may suffer lawsuits and regulatory action. In addition, our insurance policies may not sufficiently cover our losses if such events occur.

We may incur losses as a result of the risks associated with new product development.

We are currently exploring new products as an ongoing part of our business activities. As with all new products, there are risks associated with the creation, production, distribution and marketing of such new product lines. We may not be able to generate levels of new product recognition and awareness necessary to meet sales expectations and growth. If we fail to generate such recognition and awareness, our business may be hurt significantly, in part because we will have focused some of our limited resources on an activity which will provide no revenue or return. We may not be able to recoup the funds on such new product development or the lost time and opportunity.

Our success depends on our ability to market our products to the public.

Our success depends largely on our ability to effectively market our products to the public. There is no assurance that our marketing efforts will be successful to the extent required to generate and maintain a profitable business.

Our revenues may suffer if our suppliers are unable to fulfill our requirements.

The production of our products will depend on our ability to obtain raw materials and other supplies in a timely manner. Any disruption in the manufacturing or shipment of these supplies could have a material adverse effect on our business, results of operations and financial condition.

Our revenues may suffer if general economic conditions worsen.

Our revenues and our ability to generate earnings in the future may be affected by general economic factors, such as excessive inflation, currency fluctuations and employment levels, resulting in a temporary or longer-term overall decline in demand for our products. Therefore, any significant downturn or recession in the United States or Canada could have a material adverse effect on our business, results of operations and financial condition.

The food industry is generally competitive, and rapid technological changes in the food industry could give our competitors significant market advantage.

The industry for prepackaged foods is highly competitive. Many of our competitors have far greater financial, operational and marketing resources than we do. Furthermore, the food industry is characterized by rapid changes, including changes in consumer tastes and preferences, which may result in product obsolescence or short product lifecycles. As a result, competitors may be developing products which may be similar or

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superior to our products or which are more focused on changing tastes and preferences than ours. There is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop products that render our products less marketable or result in significant price erosion, which could have a material adverse effect on our business, results of operations and financial condition.

We are subject to other general risks of the food industry.

Our products, like other food products, are subject to nutritional and health related concerns, federal, state and local food processing controls, consumer liability claims and risk of product tampering and mislabeling.

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USE OF PROCEEDS

The estimated gross proceeds to the Company are estimated to be $198,600 for the Maximum Offering. The estimated net proceeds to the Company are estimated to be $158,240 for the Maximum Offering. The allocations set forth in the table below are the estimates of management as to how the net proceeds of this Offering will generally be allocated. We also provide an example of the intended use of proceeds for a situation in which the company raises only 50% of the total amount offered in this offering. There is no assurance that the estimates set forth below will correspond with the actual expenditures of the Company during the next twelve months or thereafter, or that the results of this Offering and the allocations set forth below will be sufficient to maintain the Companys operations without additional financing in the future.

	$	%	$	%
Offering Proceeds	198,600	100.0%	99,300	50.0%

Total Proceeds	198,600	100.0%	99,300	50.0%

Maximum Commissions	19,860	10.0%(1)	9,930	10.0%(1,2)
Offering Expenses	20,500	10.32%	20,500	20.64%(2)
Total Offering Expenses	40,360	20.32%	30,430	30.64%(2)

Net Proceeds from Offering	158,240	79.67%	68,870	69.36%(2)

Use of Net Proceeds
equipment	40,000	20.14%	20,000	20.14%(2)
website development	32,000	16.11%	32,000	32.23%(2)
marketing expenses	30,000	15.11%	6,000	6.04%(2)
general operating capital	94,100	47.38%	10,870	10.95%(2)

Total Use of Net Proceeds	158,240	79.67%	68,870	69.36%(2)
Total Use of Proceeds	198,600	100.0%	99,300	100.0%

(1) We anticipate having to pay up to a 10% commission with respect to the shares being offered for sale by the company. These commissions may be payable to broker/dealers, or other duly licensed institutions or individuals or otherwise as may be applicable pursuant to state and federal law.

(2) Percentage or Proceeds calculated on the premise that only 50% of amount offered is actually raised by the Company. .

In the event the Maximum Offering is not achieved, the Company may require additional financing in the form of debt or equity from a third party. Prospective investors should also be aware that management has significant discretion to apply the available net proceeds allocated to working capital.

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DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the negative book value of our issued and outstanding stock.  This is due in part to shares of common stock issued to our founders, totaling 3,000,000 shares at par value $0.004 per share versus the current offering price of $0.10 per share.

Please refer to the section entitled "Certain Transactions" for more information.  Our net book value on March 31, 2008 was $79,947.  Assuming all 1,986,000 shares offered are sold, and in effect we receive the maximum estimated proceeds of this offering from shareholders (net of $158,240), our total shareholders' equity will be $238,187 and our net book value will be approximately $0.03403 per share.  Therefore, any investor will incur an immediate and substantial dilution of approximately $0.06597 per share while our present shareholders will receive an increase of $0.01809 per share in the net tangible book value of the shares that they hold.  This will result in a 65.97% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering assuming the maximum proceeds are raised.

Offering Price Per Share	$0.10
Net tangible book value before Offering (Per Share)	$0.01594
Net tangible book value after Offering (Per Share)	$0.03403
Increase per share attributable to New Stockholders	$0.01809
Dilution in offering price based upon new book value per share	$0.06597
Dilution as percentage of purchase price	65.97%
Percent Owned by Founders prior to Offering:	59.83%
Percent Owned by Founders subsequent to Offering:	42.85%

SELLING STOCKHOLDERS

An aggregate of 2,014,000 Shares of Common Stock may be offered for sale and sold pursuant to this prospectus by the selling stockholders. The Shares are to be offered by and for the respective accounts of the selling stockholders. We have agreed to register all of the Shares under the Securities Act for sale by the selling stockholders and to pay all of the expenses in connection with such registration and sale of the Shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. The selling stockholders are comprised of 57 persons that purchased restricted Common Stock in the Company in the May 2007 private placement, all of which stockholders are non-affiliates of the Company. To the best of Management's knowledge, no Selling Stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer. We will not receive any proceeds from the sale of the Shares by the selling stockholders.

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We issued an aggregate of 2,014,000 Shares of our common stock to 57 investors in our May 2007 Private Placement. Of this amount, all of the shares were sold to non-affiliated stockholders and are to be registered and offered hereby.

Information with respect to the selling stockholders and the Shares of our common stock held by them and those Shares being offered for sale pursuant to this prospectus is set forth in the following table. None of the selling stockholders has had any material relationship with us within the past three years, except as noted above or in the notes to the following table.

The following table sets forth the shares beneficially owned, as of June 4, 2008, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling stockholders in a private placement made in May 2007 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of our predecessors or affiliates.

The percentages below are calculated based on 5,014,000 shares of our common stock issued and outstanding as of June 4, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Selling Shareholder	Number of Shares owned before the sale of shares and the number of shares being offered for sale		Amount and Nature of Beneficial Ownership After the Sale of the Shares Being Offered Percentage(1)
	Before the Sale	After for sale	Before	After
CHANG CHIN HE	10,000	0	0.20	0
CHEN WEN LIANG	10,000	0	0.20	0
CHIU YAO CHUAN	10,000	0	0.20	0
HSU FFU BI	10,000	0	0.20	0

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HUANG CHEN HO	10,000	0	0.20	0
HUANG CHIAN LING	10,000	0	0.20	0
KU SHIU CHUEH	10,000	0	0.20	0
LIANG YU CHU	11,000	0	0.22	0
LIU KUAN TSANG	10,000	0	0.20	0
PEN CHING MEI	11,000	0	0.22	0
TSAI CHIN CHEH	10,000	0	0.20	0
TSENG MING HE	10,000	0	0.20	0
TSENG TSUI HWA	10,000	0	0.20	0
WEN LI HWA	10,000	0	0.20	0
LIU YA WEN	11,000	0	0.22	0
TSENG I CHING	200,000	0	3.99	0
YANG TZU HSIN	13,000	0	0.26	0
MIRON MARIA	10,000	0	0.20	0
KUO YIN WEN	10,000	0	0.20	0
HSU CHANG HO TZU	10,000	0	0.20	0
LEE CHUAN LUNG	10,000	0	0.20	0
CHENG LE YUAN	15,000	0	0.30	0
CHANG LIEN CHIANG	15,000	0	0.30	0
BUSTAN PARASCHIVA	10,000	0	0.20	0
CONSTANTIN DANIEL FLORIN	10,000	0	0.20	0
LEE YUN JU	100,000	0	1.99	0
CHANG LAI KEN	12,000	0	0.24	0
GHINEA IOANA	30,000	0	0.60	0
LU CHUN	12,000	0	0.24	0
VLADU MARIA	20,000	0	0.40	0
VASILIU ELENA	30,000	0	0.60	0
CHOU WEN KUEI	190,000	0	3.79	0
CHIAN LAI FA	13,000	0	0.26	0
CHIANG CHIUN ERH	15,000	0	0.30	0
CHIANG KUO YUE E	15,000	0	0.30	0
CHOU CHIEN BAO	15,000	0	0.30	0
CHOU HAN LING	15,000	0	0.30	0
HUNG HSIAO LI	15,000	0	0.30	0
KAO MEI YUAN	11,000	0	0.22	0
LI MING HUI	13,000	0	0.26	0
LIN YONG FA	13,000	0	0.26	0
APOSTOL DOINA	20,000	0	0.40	0
BADESCU ANA MARIA	30,000	0	0.60	0
CHOU JUNG SHENG	190,000	0	3.79	0
CONSTANTIN MAGDALENA	90,000	0	1.79	0
FENG CHIA FENG	150,000	0	2.99	0
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LIAN LIN YUE SHIA	12,000	0	0.24	0
STREZA VICTORIA ELISABETA	20,000	0	0.40	0
VILAN CONSTANTIN	20,000	0	0.40	0
YA SHING SHIUNG	15,000	0	0.30	0
BOTOROGA CAMELIA	100,000	0	1.99	0
CHOU CHEN CHIN TUAN	170,000	0	3.39	0
LI YEN CHIEH	10,000	0	0.20	0
LIU DE HSIN	10,000	0	0.20	0
CHOU CHUN YAO	180,000	0	3.59	0
MAMOC TEODOR	10,000	0	0.20	0
CHEN JEN SHING	12,000	0	0.24	0
(1)

As of the date of this filing, June 4, 2008 we had 5,014,000 Shares of common stock issued. Assuming we issue and sell all of the 1,986,000 additional shares we intend to register with this registration statement, we would have a total of 7,000,000 shares issued and outstanding.The percentages indicated in this chart assume that all of the additional shares are issued and sold and that no selling shareholders will purchase shares in this offering. Unless otherwise indicated, each person has sole investment and voting power with respect to the Shares indicated. For purposes of this table, a person or group of persons is: (a) deemed to have "beneficial ownership" of any Shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all Shares registered hereby in this offering. For purposes of computing the percentage of outstanding Shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of a total 4,000,000 shares of common stock, of which 2,014,000 are on behalf of the selling stockholders.The Company is selling a total of 1,986,000 shares (the "Primary Offering").

With respect to the Primary Offering, this is a self underwritten, direct public offering of securities man-aged solely and exclusively by the issuer, that is our Company. We will not use broker/dealers or underwriters to facilitate our efforts in offering and selling our shares. Our officers and directors are acting in reliance of the safe harbor provided for by Rule 3a4-1 of the Exchange Act.

OUR OFFICERS AND DIRECTORS ARE NOT ENTITLED TO RECEIVE COMMISSIONS OR ANY OTHER REMUNERATION WITH RESPECT TO THEIR SELLING EFFORTS RELATED TO THIS OFFERING.

It is important that any prospective investor understand that we are not required to raise any minimum amount of proceeds. While we hope to raise as much as $198,600, we might not be successful. We may complete this offering, raising only a fraction of that amount.

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We believe that we are entitled to rely on Rule 3a4-1. This reliance is based on the following three (3) factors:

  Each of our officers and directors that may facilitate the offer and sale of the securities at issue:
  (a) Is not subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Act, at the time of his/her participation; and
  (b) Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
  (c) Is not at the time of his or her participation an associated person of a broker or dealer.
  Moreover, each of our officers and directors that may facilitate the offer and sale of the securities meets each of the following criteria:
  (a) He or she primarily performs, or is intended primarily to perform at the end of the offering, sub-stantial duties for or on behalf of the issuer otherwise than in connection with transactions in se-curities; and
  (b) He or she was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
  (c) He or she has not participated (and will not) in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.
  Additionally, in most cases each of the officers and directors are likely to restrict his/her participation to any one or more of the following activities:
  (a) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation he or she of a potential purchaser; Provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;
  (b) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, That the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or
  (c) Performing ministerial and clerical work involved in effecting any transaction.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market makers listing application for our shares is approved.

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The OTC Bulletin Board is maintained by the National Association of Securities Dealers (the NASD, now known as the Financial Industry Regulatory Authority (FINRA)). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchasers written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customers account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling stockholders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling stockholders must be made at the fixed price of $0.10 until a market develops for the stock.

Up to 2,014,000 of the shares being offered for sale pursuant to this prospectus may be sold by the selling stockholders for their respective own accounts. Until such time, if ever, that the Shares are listed on the Over-the-Counter Bulletin Board ("OTCBB") or otherwise traded, the selling stockholders must offer the Shares under this Prospectus at a fixed initial offering price of $.10 per share. The initial offering price is based, in part, on the last private sale of the Company's Common Stock at $.05 per share and comparison by Management of similarly situated companies. Once the Shares are traded, then the selling stockholders may sell the Shares at the prevailing market price. The selling stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares. The distribution of the Shares by the selling stockholders is not currently subject to any underwriting agreement. Each selling stockholder must use a broker-dealer which is registered in the state in which the selling stockholder seeks to sell their Shares. The Shares may be sold or transferred for value by the selling stockholders, in one or more transactions, in privately negotiated transactions or in a combination of such methods. Once a trading market is established from the shares, they may be sold or transferred at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling or transferring the Shares to or through brokers and/or dealers, and such brokers or dealers may

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receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers/transferees of the Shares for whom such brokers or dealers may act as agent. Such broker or dealer compensation may be less than or in excess of customary commissions. However, the maximum compensation to be received by any FINRA member or independent broker dealer will not be greater than ten (10%) percent of the gross proceeds of any sale. Any broker, dealer or affiliate of the Company that participates in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act and under the FINRA Corporate Financing Rules. If the Shares begin trading on a market, or upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a post-effective amendment will be filed, pursuant to Rule 424(b) under the Securities Act, disclosing:

  the trading market on which the Shares are being traded,
  the name of each of such selling stockholder and the participating brokers and/or dealers, the number of shares involved,
  the price at which such shares are being sold,
  the commissions paid or the discounts or concessions allowed to such brokers and/or dealers, where applicable, that such brokers and/or dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and other facts material to the transaction.

Any of the shares of our common stock being offered for sale pursuant to this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. There can be no assurance that the selling stockholders will sell or transfer any of the Shares being offered pursuant to this prospectus.

Certain Market Information

This Offering is the initial public offering of our securities. Accordingly, there has been, and there currently is, no public trading market for our common stock. Although we intend to seek a listing for our common stock on the OTCBB, a public trading market may never develop or, if one develops, may not be sustained. There is no guarantee that an active trading market for our securities will develop. You will likely not be able to sell your securities if an active trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities offered hereby could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one and, in all likelihood, be highly volatile. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral. During May 2007, the Company sold 2,014,000 shares of its common stock at a purchase price of $.05 per share for an aggregate of $100,700 pursuant to Regulation "S".

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

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During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

The Company was recently formed and is not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table provides information concerning each officer and director of the Company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

Name	Age	Position	Dates Served
Richard Cheang	50	President, Chief Executive Officer, Chairman of the Board	Oct 2007 - Present
Peter Pei Hwa Yang	51	Treasurer, Chief Financial Officer, Director	Oct 2006 - Present
Claudia Tatu	35	Secretary, Director	Oct 2007 - Present

The following is additional biographical information for each of the directors and officers listed above:

RICHARD CHEANG, President, Chief Executive Officer, and Director
Richard Cheang was born in Taiwan, Republic of China, in July 1957 and is a citizen of USA. Mr. Cheang has extensive business experience having owned and operated several businesses in the tourism and travel field as well as international trading. Between 2002 and 2004 he owned and operated a company called Richway Express Services selling kitchen supplies to restaurants and private users. Starting in 2004 Mr. Cheang has been a partner and managing director in a private investigations firm in Los Angels, CA, named Marino International Group, Inc., and he holds a Private Investigator license. Between October 2006 and October 2007 Mr. Cheang served as Secretary and Director of Recipe Kits, Inc.

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PETER PEI HWA YANG, Treasurer Chief Financial Officer, and Director
Peter Pei Hwa Yang was born in Taiwan, Republic of China, in April 1957. For the last 10 years Mr. Yang has been actively involved in the operation of a hotel he owns in Lake Elsinore, Southern California, which he incorporated in early 2003 under the name Hwa Pei Enterprises Inc. He has extensive knowledge and experience in the travel field, and has previously owned a travel agency as well as a restaurant.

CLAUDIA TATU, Corporate Secretary and Director
Claudia Tatu was born in Romania in March 1973, and is a citizen of Romania. Ms. Tatu founded Recipe Kits as a result of her identifying the need for prepackaged ingredients to ease and speed up food preparation, during travel as well as at home. Ms. Tatus education culminated with her graduation from RTI, the Romanian branch of a Hollywood, FL University, and included studies in accounting and computer information systems. Ms. Tatu has business experience through her employment in the food industry as well as the trade and commerce fields. During the 5 years prior to founding Recipe Kits, Ms. Tatu has not been active in the business field, having focused on raising a family. Between October 2006 and October 2007 Ms. Tatu served as President and Director of Recipe Kits, Inc.

Term of Office

All directors have a term of office expiring at the next annual general meeting of the Company, unless re-elected or earlier vacated in accordance with our bylaws. All officers have a term of office lasting until their removal or replacement by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the number and percentage of common stock (being our only voting securities) beneficially owned by each officer and director, each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own 5% or more of our common stock, and all officers and directors as a group, as of the date of this prospectus.

Title of Class	Name and Address of Certain Beneficial Owners(1)	Amount of Beneficial Ownership	Percent of Class
			Pre-Offering(2)	Post-Offering(3)

Common	Claudia Tatu	2,000,000	39.89%	28.57%
Common	Richard Cheang	750,000	14.96%	10.71%
Common	Peter Pei Hwa Wang	250,000	4.99%	3.57%
Common	Officers and Directors as a Group	3,000,000	59.83%	42.85%

  Unless otherwise indicated, the Company has been advised that all individuals listed have the sole power to vote and dispose of the number of Shares set forth opposite their names. For purposes of computing the number and percentage of Shares beneficially owned by a stockholder, any Shares which such person has the right to acquire within 60 days are deemed to be outstanding, but those Shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder.
  Based on 5,014,000 Shares issued and outstanding as of the date of this prospectus.
  Assume all of the shares to be registered hereby are issued and sold for a total of 7,000,000 shares then outstanding.

DESCRIPTION OF SECURITIES

General

We have authorized 75 million shares of common stock, par value $.001 per share and no preferred stock, There are issued and outstanding as of the date of this prospectus 5,014,000 shares of common stock (held by 60 holders of record) and no shares of preferred stock. We have no plans, proposals, arrangements or understandings with respect to selling our securities after the completion of this offering.

Common Stock

Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions.

Dividends

All shares of common stock are entitled to participate ratably in dividends when and as declared by our board of directors out of legally available funds. Dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception, and we presently anticipate that we will not declare dividends in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and general business conditions and other pertinent facts.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may, in the future, establish an incentive stock option plan for our directors, employees and consultants.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Transfer Agent

We have engaged the services of Empire Stock Transfer, Inc. Their contact information is as follows:

Empire Stock Transfer Inc.
2470 St. Rose Pkwy, Suite 304
Henderson, NV 89074
Tel: 702-818-5898
Fax: 702-974-1444
info@empirestock.com

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Wendy Miller, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock. Frank Satalino, Esq, has been our legal counsel since inception. Wendy Miller, Esq., has been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission.

The financial statements included in this prospectus and the registration statement have been audited Moore & Associates Chartered Accountants Professional Corporation, Independent Registered Public Accounting Firm to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on managements belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in the State of Nevada on October 10, 2006. We were originally formed to engage in any lawful corporate undertaking, including, but not limited to, developing and marketing food products.

DESCRIPTION OF BUSINESS

Recipe Kits, Inc. ("RKI", the "Company", "we" or "us") was formed on October 10, 2006. We have not generated any revenue to date and we are a development stage company. We intend to provide prepackaged kits containing all of the requisite ingredients necessary to prepare a variety of recipes. To the extent that we can package ingredients without compromising quality, freshness and taste, we expect to offer poultry, fish, meat and vegetarian dishes as well as fruit and other items. Depending upon consumer preferences we expect to emphasize the nutritional aspects of freshly prepared, nutritious food to health conscious consumers. Each kit will include every single ingredient (except for water) required for a particular recipe, in the exact quantities specified for the recipe. The ingredients will be cleaned and/or peeled as necessary, cut according to the specifications (sliced, diced, julienne) and individually vacuum packed. All ingredients will be prepared fresh, with no preservatives. The fact that all ingredients are provided in separate individual bags allows a prospective customer to vary and modify the recipe according to their taste: for example, hold some of the salt, for a low-sodium result, or omit some of the spices.

In the initial phase of our marketing, it is our intention to market our kits to guests at extended stay hotels and timeshares, followed by distribution through membership warehouses and ultimately to deliver our kits to consumers homes nationwide with internet ordering.

We are a start-up company. We have not commenced substantive operations thus far and much of this discussion is prospective in nature, that is we describe our proposed business operations in detail. To be clear, at this point our business has been limited to the following efforts and activities:

  We have formed and organized the company and implemented the corporate governance and oversight standards we believe are requisite to effectively operating our company.
  We have researched and developed the business plan as described in detail herein.
  We have developed and assembled a proof-of-concept sample product or kit containing all of the necessary ingredients packaged in accordance with our expectations and in a manner we believe may be commercially acceptable to retail clients.
  We have identified specific recipes for meals or food items we believe are most likely to result in commercial and retail acceptance.
  Researched, investigated and identified the sources and suppliers for the individual ingredients we anticipate shall be included in many of the individual recipe kits
  Explored reasonably acceptable locations and facilities for purposes of packaging the food items and assembling the kits.
  Researched and reviewed federal and state laws, rules and regulations pertaining to the packaging and sale of foodstuffs in a manner consistent with our proposed business and operations as a food processor.

We have never been subject to any bankruptcy, receivership or similar proceeding nor have we engaged in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. Neither we, nor our officers, Directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Principal Products and Market(s)

We wish to provide fresh, healthy food items in kit form such that anyone might prepare a pleasant tasting visually appealing meal or dinner any time of day. Generally, health conscious, time-starved consumers might desire home-cooked meals and the joy of home cooking but for the time involved in aggregating essential items particularly when a given recipe might be unique or unusual. We intend to pre-package the requisite ingredients to unique, savory and interesting recipes and proffer these kits to a niche market including extended stay hotels and motels in and around vacation destinations in the Southwest. Initially, we will limit our operations to Southern California, particularly areas around Disneyland and other areas we believe may have a high density of extended stay type accommodations. We are limited by state regulatory provisions such that we may only deliver our product(s) to locations within 30 minutes travel time from the location of preparation. The Disneyland resort area concentrates approximately 2000 timeshare and extended stay room which include fully equipped kitchens. We have also considered Las Vegas, Nevada as a potential subsequent market for our products. We intend to proffer our customers consistent product quality and expeditious service.

For illustrative purposes, one such example of the recipe kits we intend to develop might include Chicken Parmesan. A customer ordering the 4 serving kit would receive a box containing individually vacuum-sealed bags containing: 1 egg ,1/2 cup Shredded Parmesan Cheese, 1/4 cup dry bread crumbs, 1 teaspoon Italian seasoning, 4 boneless, skinless chicken breast halves, 1/4 cup olive oil, 1/4 cup Shredded Mozzarella Cheese, 9 ounce linguine, 1 3/4 cups marinara sauce. Each bag will labeled in accordance with federal regulatory requirements. This label includes the following information:

  identity of the food item e.g., linguine
  quantity in both ounces and grams e.g., 9 oz, 255 grams<
  responsibility statement (Name and address of our company)

For any given recipe kit each separate bag would contain only the freshest and highest available quality produce, meats, dairy and seasoning ingredients. The ingredients provided for any given recipe kit would be pre-cut and pre-measured in accordance with the recipes requirements. In addition, each kit would contain detailed instructions as to precisely how to prepare the recipe.

Initially we conducted informal survey(s) of friends, family, associates and acquaintances, we believe might be representative of our target customer. In so doing, we solicited suggestions for categories organized by regional cuisines, (Chinese, Thai, Italian, Vietnamese, so-called American comfort food, Mexican, etc.) We also re-viewed popular cookbooks presently available for sale either at brick and mortar book stores or online at web-sites including amazon.com.

We looked for books that rank very high in popularity based on Amazon.com sales; Each holds a rating of at least 4.5 out of 5 stars after averaging the ratings from at least 6 reviewers. Some of the books we visited in-cluded the following:

  Essentials of Classic Italian Cooking
  Provides an updated combination of two best-selling cookbooks--The Classic Italian Cookbook and More Classic Italian Cooking--with thirty-five new recipes, revised cooking instructions, and new menus.
  The Way to Cook
  A cookbook which has sold half a million copies, written by Julia Child, blends classic techniques with free-style American cooking, emphasizing lightness, freshness and simpler preparations.
  Mollie Katzen's Vegetable Heaven
  This companion volume to the 26-part public television series which began airing in October 1997contains more than 200 recipes for delicious and surprising fare; illustrated with paintings, richly evocative of the pleasures of cooking and eating.
  The Wisdom of the Chinese Kitchen
  Classic Family Recipes for Celebration and Healing.
  The Asian Grocery Store Demystified
  Peppering her text with personal tales while unearthing gems of Asian food lore, the author clarifies the foodstuffs of every major Asian culture, including Chinese, Japanese, Laotian, Thai, Korean.
  Victory Garden Cookbook
  An incomparable variety of more than 800 enticing recipes, basic gardening information, shopping tips for Non-gardeners, preserving and serving hints in oversize format.
  The New Moosewood Cookbook
  Fifteenth-anniversary edition of a collection of healthful recipes. Features recipes that contain less fat and fewer dairy products and eggs.

Next we focused on recipes that share similar core ingredients so that we might efficiently allocate our pro-curement of ingredients by focusing a handful of common food items. We tried to balance the need from reasonable and economic ease of availability from know potential suppliers geographically proximate to us with our desire to proffer exciting and stimulating fresh new and popular flavors. Many of our initial choices cen-tered on South-East Asian flavors. We like the use of fresh leaves and herbs, and sharp, sweet and salty complex though light sauces The rich and complex flavors of south-east Asian food and their perceived health benefits appealed to us. More importantly we believe that these recipes might appeal to our target customers as well. We intend to offer kits for two, 4, and six individuals. Our prices will range from between $12-$19 for the two serving kits and $30-$39 for the six serving kits. We expect to secure the raw materials used in our recipe kits primarily from vendors including:

  SYSCO, North America's leading foodservice marketer and distributor. They provide everything to prepare meals away from home and supply restaurants across the country.

  The Chefs Warehouse, a specialty food distributor.
  Local distributors of fresh fruits and vegetables.

We have not yet entered into any formal agreements with these suppliers.

Our marketing efforts will focus on extended stay hotels and motels located near and about Disneyland in Anaheim, California. We will focus on securing the right to stock rooms with our marketing and promotional materials including a menu of our featured recipe kits and ordering information. These accommodations typi-cally include a kitchenette and kitchenware so that guests could prepare their own meals

Distribution Methods

We are preparing a marketing plan staggered in three phases.

1.

In the first phase of the plan we intend to focus on a target market comprised of guests of timeshares and extended stay hotels. We consider that to be an ideal target market for the introduction of our concept due to the availability of fully operational kitchens, combined with the fact that travelers in those types of rooms are likely to want to cook some of their own meals, while being less inclined to go shopping for groceries.We will initially focus our marketing efforts in the area surrounding Disneyland in Southern California due to its concentration of approximately 2000 rooms in timeshares and extended stay hotels. Las Vegas, Nevada, would be an ideal subsequent location, as it also has a high concentration of timeshares and extended stay hotels.

2.	The second phase of the marketing plan will attempt to obtain distribution of our kits through membership warehouses such as Sams Club and Costco
3.	A third phase of our marketing plan will culminate in nationwide direct distribution of our products to consumers, facilitated by internet ordering.

Competition

There are a number of competitors in the market many of whom are larger than we are and have more resources available than we have. We believe that we would be in direct competition with the "Meal Assembly Industry". The Meal Assembly Industry offers potential customers kitchen facilities and ingredients and enables their customers to cook meals which they would than take home. However, these places typically require appointments, and their customers prepare several meals at once, sometimes as many as to be enough for a whole month, and then would proceed to freeze these meals, and reheat them day by day. In contrast, our customers would be cooking in their own kitchens, one meal at a time. They would still get the benefit of the time (and money) saved by not having to gather and prepare the ingredients, while having the major advantage over our competition that our customers get to enjoy a FRESH meal they have just prepared in their own kitchen. We believe that our solution is unique and does a better job of solving the problem than the competitors solutions.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Caution Regarding Forward-Looking Information

Certain statements contained in this quarterly filing, including, without limitation, statements containing the words "believes", "anticipates", "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this prospectus and investors are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operations

Objectives

Our objective is to manufacture and produce our recipe kits and to become a popular and sought after brand of nutritional and tasty convenient food products that can be enjoyed by the whole family regardless of time of day.
During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

We will focus on developing the prototype for our recipe kits so as to result in a commercially acceptable product containing the freshest ingredients and proffering convenience so that our target consumer might enjoy creating a nutritious and uniquely savory recipe without hassle. We hope to offer a diverse product selection including a variety of main dishes, side dishes and desserts. To the extent that we can package ingredients without compromising quality, freshness and taste, we expect to offer fish, meat and vegetarian dishes as well as fruit and other items. Depending upon consumer preferences we expect to emphasize the nutritional aspects of freshly prepared, nutritious food to health conscious consumers As a consequence, we will limit the use of preservatives. We intend to enhance our products with attractive, modern packaging and visually informative graphics designed to inform the consumer as to what the finished recipe should look like.

Upon completion of the creation of our initial products, we intend to secure initial markets by approaching extended stay motels and hotels and timeshares in and around Disneyland. We consider that to be an ideal target market for the introduction of our concept due to the availability of fully operational kitchens, combined with the fact that travelers in those types of rooms are likely to want to cook some of their own meals, while being less inclined to go shopping for groceries. We will initially focus our marketing efforts in the area surrounding Disneyland in Southern California due to its concentration of approximately 2000 rooms in timeshares and extended stay hotels. Las Vegas, Nevada, would be an ideal subsequent location, as it also has a high concentration of timeshares and extended stay hotels.

Product Development

Our products are intended to be consumed by people of all ages at any time of day or night. Consequently it is our goal to offer products of convenience and quality freshness.

Phase I

Over the course of a twelve month period we would seek to develop a sampling of recipe kit prototypes. Initially we would offer up to twenty recipes When creating our initial products we will seek out qualified culinary experts including chefs, food purveyors and packaging experts. Initially, with funds earned from this offering, we may employ these professionals on a consulting basis.

Phase II	Upon completion of the creation of our initial products, we intend to secure initial markets by approaching extended stay motels and hotels and timeshares in and around Disneyland.
Phase III	Once agreements are in place allowing us to market our products to guests of timeshares and extended stay hotels we intend to commence production and sales of our first recipe kits.

The incremental approach described above will allow us to begin product development on a limited financial budget. As revenues increase, additional programs can be developed. Ultimately, we would like to have our product lines shipped just-in-time from multiple location(s) centrally located within vacation destinations with a high density of extended stay facilities including Los Angeles, California, Orlando, Florida and Las Vegas, Nevada.

Marketing and Distribution

We are preparing a marketing plan staggered in three phases.
In the first phase of the plan we intend to focus on a target market comprised of guests of timeshares and extended stay hotels. We consider that to be an ideal target market for the introduction of our concept due to the availability of fully operational kitchens, combined with the fact that travelers in those types of rooms are likely to want to cook some of their own meals, while being less inclined to go shopping for groceries. We will initially focus our marketing efforts in the area surrounding Disneyland in Southern California due to its concentration of approximately 2000 rooms in timeshares and extended stay hotels. Las Vegas, Nevada, would be an ulterior location, as it also has a high concentration of timeshares and extended stay hotels.
The second phase of the marketing plan will attempt to obtain distribution of our kits through membership warehouses such as Sams Club and Costco.
A third phase of our marketing plan will culminate in nationwide direct distribution of our products to consumers, facilitated by internet ordering.

Suppliers

Perishable food items, including meat, sea food, dairy and produce, will be purchased locally or regionally by us. We do not reasonably foresee any material shortages of food or other products necessary to our operations and do not anticipate such shortages in the foreseeable future. We are not dependent upon any particular supplier or suppliers as a source for ingredients to be used in our products or for other items to be used in our operations.

Capital Resources and Liquidity

At March 31 2008, we had working capital of approximately $73,481. Additionally, we hope to raise an additional $158,240 through this offering. We believe we can satisfy our cash requirements for the next twelve months with our current cash, and the expected amounts to be raised through this offering. However, we may not be able to successfully effectuate our business plan until and unless we are successful in raising funds in this offering.

As set forth in the notes to the financial statements, our independent auditors have expressed substantial doubt about our ability to continue as a going concern because we have no viable operations or significant assets and we are dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity,

We are still in the process of developing and implementing our business plan and raising additional capital. As such, we are considered to be a development stage company. Management believes that actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for us to continue as a going concern.

 Government Regulation

As a marketer and distributor of food products, the Company may be subject to the U.S. Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the U.S. Food and Drug Administration ("FDA").

The FDA regulates manufacturing and holding requirements for foods through its manufacturing practice regulations, specifies the standards of identity for certain foods and prescribes the format and content of certain information required to appear on food product labels. Depending on the product lines maintained by the Company, the Company may also become subject to the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Perishable Agricultural Commodities Act, the Packers and Stockyard Act and regulations promulgated thereunder by the U.S. Department of Agriculture ("USDA"). The USDA imposes standards for product quality and sanitation including the inspection and labeling of meat and poultry products and the grading and commercial acceptance of produce shipments from the Company's suppliers. The Company may also become subject to the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, which imposes certain registration and record keeping requirements on facilities that manufacture, process, pack or hold food for human or animal consumption. The Company and its products could also become subject to state, provincial and local regulation through such measures as the licensing of its facilities; enforcement by state, provincial and local health agencies of state, provincial and local standards for the Company's products; and regulation of the Company's trade practices in connection with the sale of its products. Facilities may be subject to inspections and regulations issued pursuant to the U.S. Occupational Safety and Health Act by the U.S. Department of Labor. These regulations require the Company to comply with certain manufacturing, health and safety standards to protect its employees from accidents and to establish hazard communication programs to transmit information on the hazards of certain chemicals present in products which might be distributed by the Company. The Company may also become subject to regulation by numerous U.S. federal, state and local regulatory agencies, including, but not limited to, the U.S. Department of Labor, which sets employment practice standards for workers, and the U.S. Department of Transportation, which regulates transportation of perishable and hazardous materials and waste, and similar state and local agencies.

Facilities

Our corporate offices are located at 14145 Proctor Avenue Suite 14 City of Industry, California 91746. Our telephone number is 626-336-8684.

We have made arrangements with a local restaurant located in Southern California so as to utilize their kitchen facilities, equipment and refrigerated storage capacity for purposes of packaging and preparing our products in accordance with state and federal regulatory requirements. We are negotiating a contract with the purveyors of this restaurant which would afford us the use of their facilities in exchange for a revenue sharing compensation plan such that they would be entitled to a percentage of each unit we sell. (At this time we have not finalized these negotiations). Alternately, we would consider opening our own small restaurant or grocery store as a base from which to prepare our recipe kits.
We maintain a modest website located at www.recipekits.com. We have entered into an agreement with a website developer so as to design and implement a fully functional e-commerce enabled internet platform in addition to a sister site located at www.recipehunt.com. The second site shall be content rich including over 50,000 individual recipes for a broad range of meals. It is intended to drive traffic to our primary website at recipekits.com.

Employees
We have commenced only limited operations. Therefore, we have no full time employees. Our officers and directors provide services to us on an as-needed basis. When we commence full operations, we may need to hire full-time management and administrative support staff.

Off-Balance Sheet Arrangements

We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts. The company has entered into an agreement with a website developer for the design and implementation of a fully functional e-commerce enabled internet platform at www.recipekits.com, as well as for the creation of a content rich, database driven website to drive traffic to our primary website. The agreement calls for payment of $32,000 upon completion of the work required, in addition to the $8,000 that has already been paid and recorded in the audited financial statements.

DESCRIPTION OF PROPERTY

We currently operate our business from our corporate headquarters located at 14145 Proctor Avenue, Suite 14, City of Industry, California 91746. We rent the office space on a month-to-month tenancy for $750 a month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We were formed on October 30, 2006 and a total of 3,000,000 shares were issued to our founders, as follows:
CLAUDI A TATU 2,000,000 SHARES
RICHARD CHEANG 750,000 SHARES
PETER PEI HWA YANG 250,000
The shares were issued in exchange for $0.004 per share, for a total of $12,000.
Other than the share issuance set forth herein there have been no other transactions with our officers, directors or promoters.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

As of the date of this amended filing, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the companys affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

As of the date of this amended filing, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons

Holders of Our Common Stock

As of the date of this amended filing, we had approximately 60 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.
Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth all compensation plans previously approved and not previously approved by security holders with respect to compensation plans as of the date of this amended filing:

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	None
Equity compensation plans not approved by security holders	None
Total	None

EXECUTIVE COMPENSATION

Since inception, we have paid no cash or non-cash executive compensation (including stock options or awards, perquisites, or deferred compensation plans), whatsoever, to the officers or directors. Following the date of this prospectus, our officers and directors will also continue not to receive any form of cash compensation from the Company until at least such time as the first location is opened or RKI otherwise commences commercial operations.

The following tables set forth certain summary information concerning all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers and directors by any person for all services rendered in all capacities to the Company since inception until the date of this amended filing:

Name of Executive Officer and/or Director	Position	Salary	Bonus and Other Compensation	Securities Underlying Stock Options
Richard Cheang	President	None	None	None
Claudia Tatu	Secretary	None	None	None
Peter Pei Hwa Wang	Treasurer	None	None	None

Options Grants Since Inception Until The Date Of This Amended Filing

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Table of Content

Aggregated Options Exercises Since Inception Until The Date Of This Amended Filing

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; ac-cordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

The members of the Board of Directors are not compensated by us for acting as such. Directors are re-imbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which di-rectors are or will be compensated in the future for any services provided as a director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with our officer or director other than those disclosed in this registration statement. There are no compensation plans or arrangements, including payments to be made by Recipe Kits, with respect to the officers, directors, employees or consultants of Recipe Kits that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for directors, officers or employees that would result from a change-in-control.

-36- Table of Contents RECIPE KITS, INC. (A Development Stage Company) AUDITED FINANCIAL STATEMENTS March 31, 2008 and September 30, 2007 PAGE F-1 -37- Table of Contents C O N T E N T S

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Recipe Kits, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Recipe Kits, Inc. (A Development Stage Company) as of March 31, 2008 and September 30, 2007, and the related statements of operations, stockholders' equity and cash flows for the six months ended March 31, 2008, inception on October 10, 2006 through September 30, 2007 and Inception on October 10, 2006 through March 31, 2008. These financial statements are the re-sponsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evalu-ating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Recipe Kits, Inc. (A Development Stage Company) as of March 31, 2008 and September 30, 2007 and the results of its operations and its cash flows for the six months ended March 31, 2008, inception on October 10, 2006 through September 30, 2007 and Inception on October 10, 2006 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred accumulated deficit of $32,753 as of March 31, 2008, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial state-ments do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
November 21, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146(702) 253-7499 Fax (702) 253-7501

RECIPE KITS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

ASSESTS
	March 31, 2008	September 30, 2007
CURRENT ASSETS
Cash in bank	$73,481		$85,414
Total Current Assets	73,481		85,414

FIXED ASSETS

Property and Equipment, net	5,716		6,596
Total Fixed Assets	5,716		6,596

OTHER ASSETS

Lease Deposits	1,500		1,500
Total Other Assets	1,500		1,500

TOTAL ASSETS	$80,697		93,510

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts Payable	$750	$	nil
Total Curent Liabilities	750		nil

STOCKHOLDERS' EQUITY
Common stock: $0.001 par value;
75,000,000 shares authorized, 5,014,000
shares issued and outstanding	5,014		5,014

Additional paid in capital	107,686		107,686

Deficit accumulated during the development stage	(32,753)		(19,190)

Total Stockholders' Equity	79,947		93,510

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$80,697		$93,510

The accompanying notes are an integral part of these financial statements. PAGE F-4 -40- Table of Contents RECIPE KITS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS

	For the Six Months Ended March 31, 2008	From Inception on October 10, 2006 Through September 30, 2007	From Inception on October 10, 2006 Through March 31, 2008

REVENUES	$-	$-	$-

OPERATING EXPENSES
Depreciation expense	880	244	1,124
General and administrative	13,645	20,121	33,766

Total Operating Expenses	14,525	20,365	34,890

INCOME(LOSS) FROM OPERATIONS	(14,525)	(20,365)	(34,890)

OTHER EXPENSES

Interest Income	962	1,175	2,137

Total Other Expenses	962	1,175	2,137

NET LOSS	$(13,563)	$(19,190)	$(32,753)

BASIC LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,014,000	5,014,000
The accompanying notes are an integral part of these financial statements. PAGE F-5 -41- Table of Contents RECIPE KITS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS' EQUITY

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance October 10, 2006	-	$-	$-	$-	$-

Shares issued for cash
at $0.004 per share	3,000,000	3,000	9,000	-	12,000

Shares issued for cash
at $0.05 per share	2,014,000	2,014	98,686	-	100,700

Net loss since inception
through September 30, 2007	-	-	-	$(19,190)	$(19,190)

Balance September 30, 2007	5,014,000	$5,014	$107,686	$(19,190)	$93,510

Net loss for the six months
ended March 31, 2008	-	-	-	$(13,563)	$(13,563)

Balance March 31, 2008	5,014,000	$5,014	$107,686	$(32,753)	$79,947

The accompanying notes are an integral part of these financial statements. PAGE F-6 -42- Table of Contents RECIPE KITS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS

	For the Six Months Ended March 31, 2008		From Inception On October 10, 2006 through September 30, 2007	From Inception On October 10, 2006 through March 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss		$(13,563)	$(19,190)	$(32,753)

Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation expense		880	244	1,124
Changes in operating assets and liabilities:
Changes in deposits		-	(1,500)	(1,500)
Changes in accounts payable and accrued expenses		750	-	750

NET CASH USED BY OPERATING ACTIVITES		(11,933)	(20,446)	(32,379)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment		-	(6,840)	(6,840)

NET Cash Used by Investing Activities		-	(6,840)	(6,840)

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash		-	112,700	112,700

Net Cash Provided by Financing Activities		-	112,700	112,700

NET DECREASE IN CASH		(11,933)	85,414	73,481

CASH AT BEGINNING OF PERIOD		85,414	-	-

CASH AT END OF PERIOD		$73,481	$85,414	$73,481

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest		$-	$-	$-
Income taxes	S	-	$-	$-

The accompanying notes are an integral part of these financial statements.

RECIPE KITS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008 and SEPTEMBER 30, 2007

1.

Summary of Significant Accounting Policies

Nature of Business
Recipe Kits, Inc. (the Company) was incorporated in the State of Nevada on October10, 2006. The Company is engaged in the principal business activity of producing and marketing recipe kits to the public. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by di-viding the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2008 and September 30, 2007.

	(Loss) (Numerator)	Shares (Denominator)	Basic (Loss) Per Share Amount
March 31, 2008	$ (13,563)	5,014,000	$ (0.00)
September 30, 2007	$ (19,190)	5,014,000	$ (0.00)

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the periods ended March 31, 2008 and September 30, 2007.

PAGE F-8 -44-

Table of Contents RECIPE KITS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS MARCH 31, 2008 and SEPTEMBER 30, 2007

1.

Summary of Significant Accounting Policies (Continued)

Advertising Costs
The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2008 and September 30, 2007.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net loss before provision for income taxes for the following reasons:

	March 31, 2008	September 30, 2007
Income tax benefit at statutory rate	$ (8,208)	$ (7,484)
Common stock issued for services	-0-	-0-
Valuation allowance	8,208	7,484
Income tax expense per books	$ -0-	$ -0-

Net deferred tax assets consist of the following components as of:
	March 31, 2008	September 30, 2007
NOL Carryover	$ 15,692	$ 6,525
Valuation allowance	(15,692)	(6,525)
Net deferred tax asset	$ -0-	$ -0-
PAGE F-9 -45- Table of Contents RECIPE KITS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS MARCH 31, 2008 and SEPTEMBER 30, 2007

1.

Summary of Significant Accounting Policies (Continued)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $32,753 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America. The Company has adopted a September 30 fiscal year end.

Inventory
The Company accounts for inventory of raw materials and finished goods on a cost basis. The inventory is maintained on a first in- first out (FIFO) basis.

Stock-based compensation.
As of March 31, 2008 and September 30, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements
In December 2007, the FASB issued SFAS 160, "Noncontrolling interests in Consolidated Financial Statements - an amendment of ARB No. 51". This Statement amends ARB 51 to establish accounting and reporting stan-dards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is

PAGE F-10 -46- Table of Contents RECIPE KITS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS MARCH 31, 2008 and SEPTEMBER 30, 2007
1.

Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company's financial statements.

In February 2007 , the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Li-abilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and fi-nancial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to under-stand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In June 2007, the Financial Accounting Standards Board issued FAS No. 141R, Business Combinations - This Statement implements certain revisions to SFAS 141, including changes to the measurement of purchase con-sideration, measurement of goodwill, capitalization of in-process research and development, and definition of the acquisition date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The implementation of this pronouncement had no effect on the Company's consolidated financial statements.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value meas-urements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its fi-nancial position or results of operation.

2.

COMMON STOCK
In 2007, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Regulation S and/or Section 4(2) of the Securities Act. The Company sold 2,014,000 shares of its $0.001 par value common stock at a price of $0.05 per share for $100,700 in cash.

3.	RELATED PARTY TRANSACTIONS The Company received $12,000 from its founders for 3,000,000 shares of its common stock.
PAGE F-11 -47- Table of Contents RECIPE KITS, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS MARCH 31, 2008 and SEPTEMBER 30, 2007

4.

GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $19,190 as of September 30, 2007. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of managements efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

END OF AUDITED FINANCIAL STATEMENTS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no changes pertaining to our accounting methods or financial disclosures protocol nor have there been any disagreements with our accountants.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification under Corporate Documents

The Registrant's bylaws provide in part as follows:

SECTION 1. INDEMNIFICATION GENERALLY. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including moneys' fees. judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. Our board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. Our board of directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

SECTION 2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES.
Subject to the limitations of law, if any, the corporation shall indemnify any director, officer, employee and agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe such person's conduct was unlawful.

SECTION 3. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. Subject to the limitations of law, if any, the Corporation shall indemnify any director, officer, employee and agent of the corporation who was or is threatened to be made a party to any threatened, pending or completed legal action by or in the right of the Corporation to procure a judgment in its favor, against expenses actually and reasonable incurred by such person in connection with the defense or settlement. No director or officer of our company shall be personally liable to our company or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of our company for acts or omissions prior to such repeal or modification.

SECTION 4. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the officer, director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by this Article.

SECTION 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

Indemnification under Nevada Law

We are a Nevada corporation and certain provisions of the Nevada Revised Statutes provide for indemnification of our officers and directors against liabilities which they may incur in such capacities. A summary of the circumstances in which indemnification is provided is discussed below, but this description is qualified in its entirety by reference to our Articles of Incorporation, bylaws and to the actual statutory provisions.

Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or corporate agent in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled of an undertaking to indemnification.

Section 78.751(3)(a) provides, subject to certain exceptions, that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under the articles of association, any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee	$15.72
Printing and Photocopy Expenses	1,000
Legal Fees and Expenses	8,500
State Securities Qualification Fees and Expenses	4,000
Accounting and Auditing Fees and Expenses	6,500
Miscellaneous, including postage, courier, long distance telephone, etc.	484.28
Total	$20,500.00

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have sold and issued the following unregistered securities: during the month of May 2007, we issued a total of 2,014,000 shares of common stock at a price per share of US$0.05 for an aggregate consideration of $100,700. We issued the securities to fifty-seven (57) non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration.

The Board of Directors and executive officers are not aware of any other sales of unregistered securities of the registrant.

EXHIBITS
(a) Exhibits

3.1	Articles of Incorporation of the registrant
3.2	By-Laws of the registrant
4.1	Form of Subscription Agreement, dated June 4, 2008
5.1	Opinion of Wendy Miller ESQ., and consent
23.2	Consent of Moore & Associates, Chartered.

UNDERTAKINGS

The registrant hereby undertakes: (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering. (4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser. (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however,

that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only. We have filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us or our securities please read the registration statement. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, each such statement is qualified by reference to such contract or document.

We will file annual reports with financial statements, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of May, 2008.

Recipe Kits, Inc.

/s/Richard Cheang
Richard Cheang, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/Richard Cheang	Chairman of the Board, President and Chief Executive Officer(Principal Executive Officer)	June 4, 2008
RICHARD CHEANG
/s/Peter Pei Hwa Yang	Treasurer, Chief Financial Officer and Director(Principal Financial and Accounting Officer)	June 4, 2008
PETER PEI HWA YANG

-54- Table of Contents EXHIBIT INDEX (a) Exhibits

3.1	Articles of Incorporation of the registrant
3.2	By-Laws of the registrant
4.1	Form of Subscription Agreement, dated June 4, 2008
5.1	Opinion of Wendy Miller, ESQ. and consent
23.2	Consent of Moore & Associates, Chartered.